U.S. SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                     FORM 8-K/A


                                   CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): November 20, 2003


                          POINT GROUP HOLDINGS, INCORPORATED
               (Exact name of registrant as specified in its charter)


                                       Nevada
                (State or jurisdiction of incorporation or organization)


                                       0-29113
                               (Commission File Number)


                                      54-1838089
                      (I.R.S. Employer Identification Number)


              1535 Blackjack Road, Franklin, Kentucky              42134
              (Address of principal executive offices)           (Zip Code)


                     Registrant's telephone number: (270) 598-0385


                     3744 Poe Street, San Diego, California 92107
             (Former name or former address, if changed since last report)

ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     (a) Effective on November 20, 2003, the independent accountant who was previously engaged as the principal accountant to audit the Registrant's financial statements, Beckstead and Watts, LLP, resigned. This firm audited the Registrant's financial statements for the fiscal year ended December 31, 2002. This firm's report on these financial statements was modified as to uncertainty that the Registrant will continue as a going concern; other than this, the accountant's report on the financial statements for those periods neither contained an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the Registrant's most recent fiscal year and the subsequent interim period preceding such resignation, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. In addition, there were no "reportable events" as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-B that occurred within the Registrant's most recent fiscal year and the subsequent interim period preceding the former accountant's resignation.

     (b) Effective on November 21, 2003, the firm of Smith & Company has been engaged to serve as the new principal accountant to audit the Registrant's financial statements. The decision to retain this accountant was approved by the Board of Directors. During the Registrant's two most recent fiscal years, and the subsequent interim period prior to engaging this accountant, neither the Registrant (nor someone on its behalf) consulted the newly engaged accountant regarding any matter.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits.

     Exhibits included are set forth in the Exhibit Index pursuant to Item 601 of Regulation S-B.

                                 SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       Point Group Holdings, Incorporated



Dated: January 20, 2004                By: /s/  John Fleming
                                       John Fleming, President


                                    EXHIBIT INDEX

Number                              Description

16     Letter on Change in Certifying Accountant (see below).